     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996

                                                     REGISTRATION NO.
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                         FIRST CHICAGO NBD CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                           38-1984850
     (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBER)

      ONE FIRST NATIONAL PLAZA                       60670
         CHICAGO, ILLINOIS                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         FIRST CHICAGO NBD CORPORATION
                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                            (FULL TITLE OF THE PLAN)

                               ROBERT A. ROSHOLT
                            CHIEF FINANCIAL OFFICER
                         FIRST CHICAGO NBD CORPORATION
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS  60670
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (312) 732-3209
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                           SHERMAN I. GOLDBERG, ESQ.
                         FIRST CHICAGO NBD CORPORATION
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670

                                ---------------

                        CALCULATION OF REGISTRATION FEE

                                           Proposed    Proposed
                                            Maximum     Maximum
                              Amount       Offering    Aggregate     Amount of
Title of of Securities to      to be       Price Per    Offering    Registration
be Registered               Registered     Share (1)   Price (1)      Fee (1)
- --------------------------------------------------------------------------------

Common Stock, $1 par value    15,000,000    $43.281    $649,215,000   $223,868
                                shares
- --------------------------------------------------------------------------------

1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange Composite Transactions Tape for June 3, 1996.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents heretofore filed by First Chicago NBD Corporation ("FCN") (File No. 1-7127) with the Commission are incorporated by reference in the Registration Statement:

          (a) FCN's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) FCN's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) FCN's Current Reports on Form 8-K dated January 16, 1996, January 26, 1996 and April 15, 1996;

          (d) The description of FCN Common Stock set forth in a registration statement of NBD Bancorp, Inc., a predecessor to FCN, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by FCN pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.



Item 4.  Description of Securities

          This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

          The validity of the shares of Common Stock of FCN offered hereby has been passed upon for FCN by Sherman I. Goldberg. Mr. Goldberg is Executive Vice President, General Counsel and Secretary of FCN and is also a stockholder of FCN and a holder of options to purchase shares of FCN. At March 31, 1996, Mr. Goldberg was the record and beneficial owner of 163,377 shares of FCN Common Stock and held options to purchase 250,264 shares of FCN Common Stock.

The consolidated financial statements of FCN included in the Form 10-K for the year ended December 31, 1995, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


Item 6.  Indemnification of Directors and Officers

          Article Eighth of FCN's Restated Certificate of Incorporation, as amended (the "FCN Certificate"), provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by FCN for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of FCN, or of any corporation or organization which the person served in any capacity at the request of FCN, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of FCN and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to FCN unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

          The directors and officers of FCN are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

          The Employee Stock Purchase and Savings Plan of FCN (the "Plan") provides that any person who is or was a director, officer or employee of FCN or a designated subsidiary or affiliate of FCN, and each member of the Organization, Compensation and Nominating Committee of the FCN Board of Directors, the administrator of the Plan, shall be indemnified and saved harmless by FCN to the extent legally permissible from and against any and all liability or claim of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan, including all expense reasonably incurred in his defense in the event that FCN fails to provide such defense.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling FCN pursuant to the foregoing provisions, FCN has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

          This item is inapplicable.

Item 8.  Exhibits.

          This Registration Statement includes the following Exhibits:

   Exhibit
   Number               Description of Exhibits
   ------               -----------------------

   5 Opinion of Counsel to FCN as to legality of securities being issued

   23(a)       Consent of Arthur Andersen LLP

   23(b)       Consent of Counsel to FCN (included in Exhibit 5 hereof)

   24          Powers of Attorney

   99(a) FCN Employee Stock Purchase and Savings Plan (incorporated by reference herein to Appendix C to FCN's definitive Proxy Statement, dated April 5, 1996, in connection with FCN's 1996 Annual Meeting of Stockholders)

   Item 9.     Undertakings.

   The undersigned Registrant hereby undertakes:

          (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, FCN certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 6th day of June, 1996.

                                    FIRST CHICAGO NBD CORPORATION


                                    By: /s/  M. Eileen Kennedy
                                        ---------------------------------------
                                         M. Eileen Kennedy
                                         Attorney-in-Fact


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 1996.

       Signature                      Title
       ---------                      -----

/s/  Terence E. Adderley *          Director
- -----------------------------
    Terence E. Adderley

/s/  James K. Baker *               Director
- -----------------------------
       James K. Baker

/s/  John H. Bryan *                Director
- -----------------------------
       John H. Bryan

/s/  Siegfried Buschmann *          Director
- -----------------------------
    Siegfried Buschmann

/s/  James S. Crown *               Director
- -----------------------------
      James S. Crown

/s/  Maureen A. Fay, O.P. *         Director
- -----------------------------
    Maureen A. Fay, O.P.

/s/  Charles T. Fisher III *        Director
- -----------------------------
   Charles T. Fisher III

/s/  Donald V. Fites *              Director
- -----------------------------
      Donald V. Fites

/s/  Verne G. Istock *              Director and Principal Executive Officer
- -----------------------------
     Verne G. Istock

/s/  Thomas H. Jeffs II *           Director
- -----------------------------
    Thomas H. Jeffs II

/s/  Richard A. Manoogian *         Director
- -----------------------------
    Richard A. Manoogian

/s/  Scott P. Marks, Jr. *          Director
- -----------------------------
    Scott P. Marks, Jr.

                                    Director
- -----------------------------
 William T. McCormick, Jr.

/s/  Earl L. Neal *                 Director
- -----------------------------
       Earl L. Neal

/s/  James J. O'Connor *            Director
- -----------------------------
     James J. O'Connor

/s/  Thomas E. Reilly, Jr. *        Director
- -----------------------------
   Thomas E. Reilly, Jr.

/s/  Patrick G. Ryan *              Director
- -----------------------------
     Patrick G. Ryan

/s/  Adele Simmons *                Director
- -----------------------------
       Adele Simmons

/s/  Richard L. Thomas *            Director
- -----------------------------
     Richard L. Thomas

/s/  David J. Vitale *              Director
- -----------------------------
     David J. Vitale

/s/  Robert A. Rosholt *            Principal Financial Officer
- -----------------------------
     Robert A. Rosholt

/s/  William J. Roberts *           Principal Accounting Officer
- -----------------------------
    William J. Roberts


- -----------------------------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                            /s/  M. Eileen Kennedy
                            -----------------------------
                              M. Eileen Kennedy
                               Attorney-in-Fact

                                 EXHIBIT INDEX

  Exhibit
  Number                                               Description of Exhibits
  ------                                               -----------------------

   5 Opinion of Counsel to FCN as to legality of securities being issued

   23(a)       Consent of Arthur Andersen LLP

   23(b)       Consent of Counsel to FCN (included in Exhibit 5 hereof)

   24          Powers of Attorney

   99(a) FCN Employee Stock Purchase and Savings Plan (incorporated by reference herein to Appendix C to FCN's definitive Proxy Statement, dated April 5, 1996, in connection with FCN's 1996 Annual Meeting of Stockholders)